SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange
         Act of 1934


         Date of Report (Date earliest event reported)November 24, 1998


                         New World Coffee & Bagels, Inc.
               (Exact name of registrant as specified in charter)


         Delaware                       0-27148                   13-3690261
(State or other jurisdiction          (Commission                (IRS Employer
     of incorporation)                File Number)               Identification
                                                                     Number)


                   379 West Broadway,New York, New York 11746
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 343-0552


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 2. Acquisition or Disposition of Assets

     On November 24, 1998, the Registrant acquired 100 shares of common stock of Manhattan Bagel Company, Inc., Debtor in Possession, a New Jersey corporation ("MBC"), representing 100% of its then issued and outstanding capital stock. The acquisition of MBC was made pursuant to a First Amended Joint Plan of Reorganization (the "Plan"), under Chapter 11 of the federal bankruptcy code, for MBC and its principal subsidiary, I & J Bagel, Inc., which Plan was approved by United States Bankruptcy Court for the District of New Jersey, Newark
Division, on November 20, 1998. To acquire MBC, the Registrant paid $7,300,000.00 in cash, $2,250,000.00 in the Registrant's common stock, and delivered a promissory note in the amount of $5,500,000.00, which promissory note is secured by a junior lien on the assets of the Registrant and its subsidiaries. The Promissory Note bears interest at 9% per annum and is payable as to principal in eight (8) quarterly installments of $687,500.00, each commencing February 24, 2000, and ending February 24, 2002. The acquisition was funded in part by a $5,000,000.00 term loan to the Registrant from BET Associates, L.P., a Delaware Limited Partnership. This lender has a first lien on all assets of the Registrant and its subsidiaries, and, accordingly, a default under this loan could result in a change of control in the Registrant. In addition, the Registrant undertook limited guaranties to two (2) lenders each of whom has advanced funds to certain franchisees of MBC in the aggregate maximum amount of $1,500,000.00.

     Furthermore, the Registrant agreed to indemnify certain former officers of MBC from certain liabilities under an existing class action lawsuit alleging securities laws violations up to an aggregate maximum amount of $1,250,000.00, and against any other securities litigation (of which none is presently known) up to an aggregate maximum amount of $250,000.00.

     Consideration paid to acquire MBC was determined at arm's length through negotiation conducted with MBC and its creditors committee. One director of the Registrant, Mr. Ronald S. Hari had previously been an officer of MBC, and, therefor, was excluded from any negotiation between MBC and the Registrant.

     Although, the principal place of operations for MBC is New Jersey, the acquisition included certain plants, equipment and physical property of MBC in South Carolina and California, as well as New Jersey. These facilities are used by MBC to produce bagels and bagel spreads, and the Registrant intends that such use shall continue as appropriate. Until November 24, 1998, MBC was required to file reports on Form 10-K, 10-Q and 8-K with the Securities and Exchange Commission. Further information concerning MBC and its subsidiaries is included in such reports.

     In connection with the consummation of the acquisition of MBC, the Registrant entered into Employment Agreements with Jason Gennusa and Andrew Gennusa and a Consulting Agreement with Jack Grumet, each of whom was a member of the management of MBC.

Item 7. Financial Statements and Exhibits.

a) Financial Statements. The consolidated financial statements of MBC and its subsidiaries for its fiscal years ended December 31, 1997 and 1998, including the report of Ernst & Young, LLP, are incorporated by reference to the report on Form 10-K of MBC for the year ended December 31, 1997 filed on May 19, 1998.

b) Pro Forma  Financial  Information.  Consistent  with the  provisions  of Item
7(a)(4), the pro forma financial information required by Article 11 of Regulation S-X will be provided within 60 days after the date on which this report on Form 8-K is initially required to be filed.

c) Exhibits. The following exhibits are hereby filed with this form 8-K:

Exhibit
Number            Description
-------           ------------
10.1              Amended Acquisition Agreement and Exhibits

10.2              First Amended Joint Plan of Reorganization

10.3              Confirmation Order

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 1998

                                             NEW WORLD COFFEE & BAGELS,
                                             INC.

                                             By: /s/  R. RAMIN KAMFAR
                                                      -------------------------
                                                      R. RAMIN KAMFAR
                                                      President and
                                                      Chief Executive
                                                      Officer